Exhibit 10.1

PRIVATE ENTERPRIZE

 « G. Е. О. »

86-000, Poland, Torun, Poperzeczna Str. 78

EXCLUSIVE DISTRIBUTION CONTRACT

Index:

Article I. Appointment of Distributor.

Section 1.01. Distributor’s Functions.

Section 1.02. Referals.

Section 1.03. Sale of Products by Distributor.

Section 1.04. Competing Products.

Section 1.05. Development and Manufacturing of Samples

Section 1.06. New Products.

Article II. Subject of the Contract.

Section 2.01. Parties’ Duties.

Section 2.02. Terms of Delivery.

Article III. Terms of Purchase and Sale of Products.

Section 3.01. Purchase of Products.

Section 3.02. Purchase for Release.

Section 3.03. Cancellation of Order.

Section 3.04. Seller to be Kept Informed.

Section 3.05. Packing.

Article IV. Cost of the Contract and Conditions of Payment.

Section 4.01. Cost of the Contract.

Section 4.02. Payment Order.

Section 4.03. Currency of Payment.

Section 4.04. Bank Charges.

Article V. Term and Termination.

Section 5.01. Period of Contract Term.

Section 5.02. Modifications.

Section 5.03. Nullity.

Article VI. General.

Section 6.01. Force Majeure.

Section 6.02. Arbitration.

Section 6.03. Severability.

Section 6.04. Authentic Language.

Appendix 1. Products.

Appendix 2. Territory.

Appendix 3. Form of Purchase Order.

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This Exclusive Distributorship Contract is made, signed and came into force on this April 25th day of 2011 by and between:

Private Enterprise “G.E.O.”, the company organized and existing under the laws of Poland, having its principle place of business at Poland, Torun, Poperzeczna Str. 78, in the person of its director Mr. Roman Golubev, acting on the base of Regulations, hereinafter referred to as “Seller”, and “Umax Group Corporation”, the company organized and existing under the laws of Nevada, having its principle place of business at Torun, Stawisinskiego 4G/78, in the person of its director Mr. Rafal Lewandowski, acting on the base of Regulations, hereinafter referred to as “Distributor”,

SELLER AND DISTRIBUTOR ARE REFERRED TO HEREINAFTER EITHER INDIVIDUALLY AS “PARTY” OR COLLECTIVELY AS “PARTIES”

WHEREAS

The Seller is manufacturer of arcade machines listed in Appendix I (“Products”) and wishes to promote sale of this products in the territory defined in Appendix 2 (“Territory”);

The Distributor wishes to secure the exclusive right to purchase from the Seller and resell the Products and is of sound financial standing for organization of such distribution, and

The Parties mutually declare that they have the authority and desire to enter into this Contract;

NOW THEREFORE and in consideration of the premises and mutual covenants set out hereinafter, the Parties agreed as follows:

ARTICLE I. APPOINTMENT OF DISTRIBUTOR.

SECTION 1.01. DISTRIBUTOR’S FUNCTIONS

(a) The Distributor sells in its own name and for its own account, in the Territory, the Products supplied by the Seller.
(b) The Distributor agrees to use its best efforts to promote the sale of the Products in the Territory in accordance with the Seller's policy and shall protect the Seller's interests with the diligence of a responsible businessman.
(c) The Distributor is not entitled to act in the name or on behalf of the Seller, unless previously and specifically authorized to do so by the latter.

SECTION 1.02. REFERRALS
If Seller is contacted by any person or entity inquiring about the purchase of Products in the Territory (other than Distributor or a party designated by Distributor), Seller shall refer such person or entity to Distributor for handling.

SECTION 1.03. SALE OF PRODUCTS BY DISTRIBUTOR
Distributor agrees to exercise its best efforts to develop the largest possible market for the Products in the Territory and shall continuously offer, advertise, demonstrate and otherwise promote the sale of Products in the Territory.

SECTION 1.04. COMPETING PRODUCTS
Distributor agrees that it will not distribute or represent any Products in the Territory which compete with the Products (Competing Products) during the term of this Contract or any extensions thereof.

SECTION 1.05. DEVELOPMENT AND MANUFACTURING OF SAMPLES

(a) Distributor must pay for development of the products: software/hardware, design of the mechanical components and design of the product.

(b) Distributor must pay for manufacturing of the samples: one of each product.

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SECTION 1.06. NEW PRODUCTS
(a) If Seller now or hereafter manufactures or distributes, or proposes to manufacture or distribute, any product other than the Products, Seller shall immediately notify Distributor of that fact and of all details concerning that product.
(b) Distributor may request from Seller distribution rights for that product in the Territory, or any portion thereof, and if so requested, Seller shall grant such distribution rights to Distributor on terms and conditions no less favourable than those provided in this Contract with respect to Products.

(c) If Distributor does not obtain those distribution rights or obtains them only for a portion of the Territory, and Seller later desires to offer those distribution rights for the Territory or any portion thereof to another party, Seller shall first make that offer in writing to Distributor on terms and conditions which shall be specified fully in that offer. That offer shall contain a full description of the subject product and its operation. Distributor may request, and Seller shall promptly provide further information concerning the product or the offer. If Distributor fails to accept such offer, Seller may then offer the product to another party for distribution in the Territory, but may not offer it on terms and conditions more favourable than those offered to Distributor.
(d) If Seller desires to make a better offer to another party, Seller shall first make such better offer to Distributor in accordance with the procedure set forth above.

ARTICLE II. SUBJECT OF THE CONTRACT.

SECTION 2.01.PARTIES’ DUTIES.

(a) The Seller grants and the Distributor accepts the exclusive right to market and sell the Products in the Territory.

(b) The Seller is obliged to supply the Products and the Distributor is obliged to accept and pay on terms, defined by the present Contract.

SECTION 2.02. TERMS OF DELIVERY.

(a)Terms of delivery of the Products according to the Incoterms – 2011, CPT.

(b) If the Terms of Delivery are changed then the Seller and Distributor define them each time before the delivery of the Products in the Order for Products and Specification.

ARTICLE III TERMS OF PURCHASE AND SALE OF PRODUCTS.

SECTION 3.01. PURCHASE OF PRODUCT
(a) All orders for Products transmitted by Distributor to Seller shall be deemed to be accepted by Seller at the time such orders are received by Seller to the extent that they are in compliance with the terms of this Contract, and Seller shall confirm its receipt and acceptance of each order written 3 working days of receipt of the order.

SECTION 3.02. PURCHASES FOR RESALE
All Products purchased by Distributor shall be purchased solely for commercial resale, excepting those Products reasonably required by Distributor for advertising and demonstration purposes

SECTION 3.03. CANCELLATION OF ORDERS
All cancellation of Orders by Distributor shall be in writing, or if not initially in writing, shall be confirmed in writing. If Distributor cancels an Order, which has been accepted by Seller, Distributor shall reimburse Seller for any cost incident to such order incurred by Seller prior to the time it was informed of the cancellation.

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SECTION 3.04. SELLER TO BE KEPT INFORMED

(a) The Distributor shall exercise due diligence to keep the Seller informed about the Distributor's activities, market conditions and the state of competition within the Territory. The Distributor shall answer any reasonable request for information made by the Seller.
(b) The Distributor shall exercise due diligence to keep the Seller informed about:
(i) the laws and regulations which arc applicable in the Territory and relate to the Products (e.g. import regulations, labelling, technical specifications, safety requirements, etc.), and
(ii), as far as they are relevant for the Seller, the laws and regulations concerning the Distributor's activity.

SECTION 3.05. PACKING
Seller shall, at its expense, pack all Products in accordance with Seller's standard packing procedure, which shall be suitable to permit shipment of the Products to the Territory; provided, however, that if Distributor requests a modification of those procedures, Seller shall make the requested modification and Distributor shall bear any reasonable expenses incurred by Seller in complying with such modified procedures which are in excess of the expenses which Seller would have incurred in following its standard procedures

ARTICLE IV. COST OF THE CONTRACT AND CONDITIONS OF PAYMENT.

SECTION 4.01. COST OF THE CONTRACT.

Total cost of the Contract amounts USD 1000000 (one million dollars US) and is defined on the grounds of the invoices or accounts, billed by the Seller.

SECTION 4.02. PAYMENT ORDER.

(a) The Distributor has 90 days to makes payment in the form of bank transfer on the account of the Seller after shipment is released from customs in USA, Canada or Brazil.

(b) The payment for the Goods according to this Contract can be made in the form of prepayment on the basis of the invoices, presented by the Seller, or after receipt of the Goods by the Distributor.

SECTION 4.03. CURRENCY OF PAYMENT.

The payment for the Goods can be made in dollars US or Euro. If the Buyer makes the payment in Euro, the Parties conduct re-calculation on dollars US. The rate of the currency exchange is the National Bank of Poland official rate of the currency exchanges upon the date of payment.

SECTION 4.04. BANK CHARGES.

Bank charges are at the expense of the Buyer or the Seller.

ARTICLE 5. TERM AND TERMINATION.

SECTION 5.01. PERIOD OF THE CONTRACT TERM.

(a) This Contract becomes valid since the moment of signing till its complete fulfillment.

(b) The electronic copy of the signing Contract is valid till the getting the original Contract by mail.

SECTION 5.02. MODIFICATIONS.

No addition or modification to this Contract shall be valid unless made in writing.

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SECTION 5.03. NULLITY.

The nullity of a particular clause of this Contract shall not entail the nullity of the whole agreement, unless such clause is to be considered as substantial, i.e. if the clause is of such importance that the parties (or the party to the benefit of which such clause is made) would not have entered into the contract if it had known that the clause would not be valid.

ARTICLE VI. GENERAL.

SECTION 6.01 FORCE MAJEURE.

(a) The Parties consider the force majeure circumstances as insuperable acts, for example: war, fire, flood, acts of authorities, which prevent execution of the conditions of the Contract, other circumstances, which do not depend on will of each Party. The Parties are freed from responsibility at such circumstances, which should be certified by the competent state authorities.

(b) The Party, which fails to fulfill its obligations because of the force majeure circumstances, has to inform the other Party not later than after 3 days from the beginning of such circumstances.

SECTION 6.02. ARBITRATION.

(a) All disputes and differences which may arise out of the present Contract or in connection with same are to be settled, without resource to common law courts, by International Commercial Arbitration Court at the Polish Chamber of Commerce and Industry in accordance with the rules of procedure of the above Court the awards of which are final and binding upon both Parties.

(b) Any questions relating to this Contract shall be governed by the rules and principles of law generally recognized in international trade as applicable to international agency and distributorship contracts together with the UNIDROITS Principles on International Commercial Contracts.

SECTION 6.03. SEVERABILITY.

If any provision of this Contract is held to be void, the remaining provisions shall remain valid and shall be construed in such a manner as to achieve their original purposes in full compliance with the applicable laws and regulations

SECTION 6.04. AUTHENTIC TEXT
The English text of this Contract is the only authentic text.

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APPENDIX 1. PRODUCTS.

 The Seller is manufacturer of the Products listed below, which are the subject of this Contract and the Distributor has the exclusive right to distribute these Products in the whole of the Territory described in Appendix 2.

List of the Products:

Strength testing arcade machines:

“BOXER”

 “SPACE LAUNCH”

Arcade machines:

“SPACE HOCKEY”

Spare parts for arcade machines.

Signed for and on behalf of PE “G.E.O.” /S/ Golubev R. (Director Mr. Golubev R.) Signing Date - April 25th day of 2011	Signed for and on behalf of Umax Group Corp. /S/ Lewandowski R. (Director Mr. Lewandowski R.) Signing Date - April 25th day of 2011

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APPENDIX 2. TERRITORY.

Territory means the territory of the following States in their international frontiers where the Distributor has the exclusive right to distribute the Products:

The United States of America

Canada

Brazil

Signed for and on behalf of PE “G.E.O.” /S/ Golubev R. (Director Mr. Golubev R.) Signing Date - April 25th day of 2011	Signed for and on behalf of Umax Group Corp. /S/ Lewandowski R. (Director Mr. Lewandowski R.) Signing Date - April 25th day of 2011

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